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                                                      Exhibit 23.2

                          CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 1997 relating to the consolidated financial statements of Discovery Laboratories, Inc. and subsidiary which are contained in that Prospectus.
     We also consent to the reference to us under the caption "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP

New York, New York
April 16, 1997